Exhibit 99.1

Designation
of
Rights, Preferences And Limitations
of
Series E Non-Cumulative Convertible Perpetual Preferred Stock
of
QCR Holdings, Inc.

Section 1.                      Issuance.  The board of directors (the “Board”) of QCR Holdings, Inc. (the “Company”) has determined that 25,000 shares of the Company’s authorized and unissued preferred stock, par value $1.00 per share, be identified as “Series E Non-Cumulative Convertible Perpetual Preferred Stock” and has authorized such shares for issuance at a price of $1,000 per share (the “Series E Preferred Stock”).

Section 2.                      Dividends.  The holders of record of the then outstanding shares of Series E Preferred Stock shall be entitled to receive only when, as and if declared by the Board out of any funds legally available therefor, non-cumulative dividends paid quarterly on the issuance price of $1,000 per share based upon an annual rate equal to seven percent (7.00%).  During any fiscal year of the Company, no dividends whatsoever, other than a dividend payable solely in the Company’s common stock, par value $1.00 per share (“Common Stock”), shall be paid or declared, and no distribution shall be made, on any Common Stock or any other series of preferred stock, subject to the immediately following paragraph in the case of any preferred stock which ranks pari passu with the Series E Preferred Stock, including the Series D Preferred Stock, until dividends in the total amount due per share on the Series E Preferred Stock shall have been paid or declared and set apart during that year.

If the Board declares dividends on any Common Stock or any series of preferred stock, and dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) in full on the Series E Preferred Stock and any preferred stock which ranks pari passu with the Series E Preferred Stock, including the Series D Preferred Stock, all dividends declared on the Series E Preferred Stock and the preferred stock ranking pari passu with the Series E Preferred Stock, including the Series D Preferred Stock, shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series E Preferred Stock and the preferred stock ranking pari passu with the Series E Preferred Stock, including the Series D Preferred Stock payable bear to each other.

Section 3.                      Voting Rights.  The holders of each share of Series E Preferred Stock shall not be entitled to vote, except as required by law.

Section 4.                      Redemption Rights.

(a)                   Holders’ Redemption Rights.  No holders of any outstanding shares of Series E Preferred Stock shall have any right to require the redemption of any outstanding shares of Series E Preferred Stock.

(b)                   Company’s Redemption Rights.  Subject to Section 5 and any necessary prior regulatory approvals, including, but not limited to, the approval of the Board of Governors of the Federal Reserve System, the Company shall have the right at any time after the fifth anniversary of the date on which the shares of Series E Preferred Stock are originally issued (the “Original Issue Date”) to call and redeem all (but not less than all) of the then outstanding shares of Series E Preferred Stock at a price per share equal to: (i) $1,000; plus (ii) any declared but unpaid dividends for the then-current dividend period, if any (the “Redemption Amount”).

Section 5.                      Conversion.  The holders of Series E Preferred Stock shall have the following conversion rights and be subject to the following provisions with respect to the conversion of Series E Preferred Stock:

(a)                   Voluntary Conversion.  Each share of Series E Preferred Stock shall be convertible into fully paid and nonassessable shares of Common Stock, at the Conversion Price (as defined below) in effect at the time of conversion determined as provided herein, at the option of the holder thereof, exercisable on at least ten (10) days’ prior written notice to the Company, at any time on or after the Original Issue Date, for such share, at the office of the Company or any transfer agent for the Series E Preferred Stock or Common Stock (a “Voluntary Conversion”).  Each share of Series E Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing $1,000 by the Conversion Price per share in effect at the time of conversion for each share of Series E Preferred Stock being converted.  The conversion price per share for the Series E Preferred Stock at the Original Issue Date shall be $12.15 and shall be subject to adjustment from time to time as provided herein (the “Conversion Price”).

(b)                   Procedures for Voluntary Conversion.

(i)            Before any holder of Series E Preferred Stock shall be entitled in a Voluntary Conversion to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent of the Series E Preferred Stock or Common Stock, and shall give at least ten (10) days’ prior written notice by mail, first-class postage prepaid, to the Company at such office that he or she elects to convert the same and shall state therein the number of shares of Series E Preferred Stock being converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  Thereupon the Company shall promptly issue and deliver at such office to such holder of Series E Preferred Stock or to the nominee or nominees of such holder a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled.

(ii)            Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  A holder of Series E Preferred Stock who surrenders shares of Series E Preferred Stock for conversion shall be entitled to receive from the Company on the date of such surrender an amount in cash equal to any previously declared, but unpaid, dividends on such surrendered shares of Series E Preferred Stock, but any future dividends with respect to the surrendered shares of Series E Preferred Stock shall cease to accrue after such surrender and all rights with respect to such shares shall forthwith after such surrender terminate.

(c)                   Mandatory Conversion.  At any time on or after the third anniversary of the Original Issue Date, if the closing market price of the Common Stock equals or exceeds $17.22 for at least twenty (20) trading days in a period of thirty (30) consecutive trading days and the Company has declared or paid dividends on the Series E Preferred Stock for four consecutive calendar quarters, the Company shall have the right to require the conversion of all (but not less than all) of the outstanding shares of Series E Preferred Stock into shares of Common Stock on the same terms and conditions as if such conversion were effected by the holders of the Series E Preferred Stock as a Voluntary Conversion (a “Mandatory Conversion”).

(d)                    Procedures for Mandatory Conversion.

(i)           Any call by the Company for Mandatory Conversion shall be evidenced by a written notice (the “Mandatory Conversion Notice”) mailed, first class postage prepaid, to the holders of the shares of the Series E Preferred Stock at their addresses last shown on the records of the Company.  The Mandatory Conversion Notice shall designate a specific date (the “Tender Date”) on or before which holders are to surrender to the Company at its office the certificates representing the outstanding shares of Series E Preferred Stock.

(ii)           On or before the Tender Date, all the holders of shares of Series E Preferred Stock shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Mandatory Conversion Notice, and as soon as practicable after the Tender Date, certificates for the number of shares of Common Stock into which the Series E Preferred Stock was converted shall be issued to the former holders of Series E Preferred Stock.  Each surrendered certificate formerly representing Series E Preferred Stock shall be cancelled and retired.

(iii)           If the Mandatory Conversion Notice shall have been duly given, then after the Tender Date, all rights with respect to the Series E Preferred Stock shall terminate, except only the right of the holders to receive the corresponding shares of Common Stock.  After the Tender Date, all former holders of Series E Preferred Stock shall be deemed to be the holders of the number of shares of Common Stock into which the shares of Series E Preferred Stock have been converted, provided, however, that no former holder of Series E Preferred Stock shall be entitled to receive any dividends or other distributions with respect to the Common Stock into which the Series E Preferred Stock was converted until such former holder surrenders the certificates representing the shares of Series E Preferred Stock formerly held by him or her.

(e)           Adjustment for Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall: (a) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock; or (b) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be shall be proportionately decreased.  If the Company shall combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Conversion

Price in effect at the time of the effective date of such subdivision, combination or reclassification shall be shall be proportionately increased.

(f)                    Adjustment for Rights Offerings. If the Company, at any time within the first anniversary of the Original Issue Date, shall issue rights to all holders of the Common Stock entitling them to subscribe for additional shares of Common Stock, the Conversion Price shall be proportionately decreased based on the dilution of tangible book value of the Company resulting from such rights offering.

(g)                   Reorganization, Mergers, Consolidations or Sales of Assets.  Subject to the provisions above with respect to a Mandatory Conversion, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for in Section 5(e)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series E Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of the Series E Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series E Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h)                   Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of shares of Series E Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company’s Common Stock on the date of conversion, as determined in good faith by the Company’s Board of Directors.  Whether or not the fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(i)                    Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock.  As a condition precedent to the taking of any action that would cause an adjustment to the Conversion Price, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of its Common Stock issuable based upon such adjusted Conversion Price.

Section 6.                      Liquidation.  Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the Series E Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount per share equal to the Redemption Amount as of the effective date of such dissolution, liquidation or winding up of the Company, before any payment or distribution shall be made on the Common Stock or preferred stock ranking junior to the Series E Preferred Stock. If in any distribution described in this Section 6 the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series E Preferred Stock and corresponding amounts payable with respect of any other stock of the Company ranking pari passu with Series E Preferred Stock, including the Series D Preferred Stock, as to such distribution, holders of the Series E Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.  After the payment to the holders of the shares of the Series E Preferred Stock of the full amounts provided for in this Section 6, the holders of the Series E Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.